Exhibit 11.

                                               Tyco Toys, Inc. and Subsidiaries
                                       Statement Regarding Computation of Loss Per Share
                                           (in thousands, except per share amounts)

                                                    For the Quarter Ended
                                                       March 31, 1994
                                ----------------------------------------------------------------
                                   As                               As         (1)        Fully
                                Reported  Adjustments  Primary   Reported  Adjustments   Diluted
                                --------  -----------  -------   --------  -----------   -------
NET LOSS                        $(13,375)  $      -   $(13,375)  $(13,375)  $   147     $(13,228)
                                  ======      =====     ======     ======      ====       ======



                                                                                          Fully
SHARES:                                                Primary                           Diluted
                                                       -------                           -------
   Average shares
     outstanding                                        34,676                            34,676
   Additional shares
     issued assuming
     conversion of
     debentures (2)                                          -                             1,397
                                                        ------                            ------

   Total average shares
     outstanding                                        34,676                            36,073
                                                        ======                            ======


NET LOSS PER COMMON SHARE (3)                         $  (0.39)                          $ (0.37)
                                                          ====                              ====

Note: Reference is made to Note 6 of Notes to Consolidated Financial Statements included in Part I, Item 1 of this Report.

       (1) Reflects the interest savings, net of taxes from the assumed conversion (for fully diluted purposes only) of Convertible Debentures (reference note 2), at the beginning of the year.

       (2) Assumes the conversion (for fully diluted earnings per share only) of the $13,500,000 of 7% Convertible Debentures into common stock of the Company at a conversion price of $10 per share at the beginning of the year.

       (3) Fully diluted loss per share is not presented in the Consolidated Statements of Operations since it is anti-dilutive.

Exhibit 11.


                                                      Tyco Toys, Inc. and Subsidiaries
                                              Statement Regarding Computation of Loss Per Share
                                                  (in thousands, except per share amounts)

                                                          For the Quarter Ended
                                                             March 31, 1993
                                        ----------------------------------------------------------------
                                           As                               As         (1)        Fully
                                        Reported  Adjustments  Primary   Reported  Adjustments   Diluted
                                        --------  -----------  -------   --------  -----------   -------

NET LOSS                                $(12,950)  $      -    $(12,950)  $(12,950)  $   142    $(12,808)
                                          ======       ====      ======     ======      ====      ======

                                                                                                   Fully
SHARES:                                                        Primary                           Diluted
                                                               -------                           -------
   Average shares
     outstanding                                                 31,907                           31,907
   Incremental shares issued
     assuming exercise of
     stock options (2)                                              924                            1,054
   Additional shares
     issued assuming
     conversion of
     debentures (3)                                                    -                           1,350
                                                                   -----                          ------

   Total average shares
     outstanding                                                  32,831                          34,311
                                                                 =======                          ======


NET LOSS PER COMMON SHARE (4)                                   $  (0.39)                       $  (0.37)
                                                                    ====                            ====

Note: Reference is made to Note 6 of Notes to Consolidated Financial Statements included in Part I, Item 1 of this Report.

   (1) Reflects the interest savings, net of taxes from the assumed conversion of Convertible Debentures (reference note 3), at the beginning of the year.

   (2) Reflects the shares issuable upon the assumed conversion of dilutive stock options into common stock as of the beginning of the period presented (or date of issuance, if later), net of shares repurchased with the exercise proceeds.

   (3) Assumes the conversion (for fully diluted earnings per share only) of the $13,500,000 of 7% Convertible Debentures into common stock of the Company at a conversion price of $10 per share as of the beginning of the year.

   (4) Fully diluted loss per share is not presented in the Consolidated Statements of Operations since it is anti-dilutive.


                                     -17-